Exhibit 99.1

AmeriServ Bank Partners with Ameriprise Financial

JOHNSTOWN, PA (OCTOBER 22, 2026) – AmeriServ Bank has transitioned its investment services program to the Ameriprise Financial Institution Group (AFIG). The bank is headquartered in Johnstown, Pennsylvania. AmeriServ’s financial advisors help clients manage approximately $525 million in assets across the state of Pennsylvania and Western Maryland. Through Ameriprise Financial, AmeriServ Bank clients will have access to a full range of leading services and solutions including:

•	Personalized advice and financial planning capabilities tailored to their individual needs.
•	Robust investment products to help them achieve their financial goals with more confidence.
•	Digital capabilities that allow clients to connect with their advisors where and how they want—face-to-face, online, video or phone meetings.

AmeriServ Board of Directors Chairman J. Michael Adams, Jr. elaborates, “We at AmeriServ are pleased and proud to join the Ameriprise (AMP) family of community bank partners. Moreover, we are tremendously excited about the key partnerships we have developed in 2026 with not only Ameriprise, but also SB Value Partners, LP and Federated Hermes. Together, we believe this trifecta can offer Pennsylvanians a unique, best-in-class wealth management value proposition. Our strategic plans are designed to grow the AmeriServ Wealth Management complex, which should increase ASRV intrinsic value for all shareholders, employees and partners alike. We are executing this plan with laser-like focus and speed as we close out ’26 and look forward to an exciting ’27.”

About AmeriServ (ASRV)

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank, located in Johnstown, PA. The bank provides full-service banking and wealth management services through 16 community offices in southwestern Pennsylvania and Hagerstown, Maryland. The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania. As of September 30, 2026, the Company had total assets of $1.45 billion and a book value of $7.18 per common share.

AmeriServ Wealth and Capital Management, a division of AmeriServ Financial Bank, currently has $2.8 billion of customer assets under management and administration. AmeriServ Financial, Inc. is publicly traded on the NASDAQ stock exchange under the symbol ASRV.

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 130 years1. With extensive investment advice, global asset management capabilities and insurance solutions, and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs.

About Ameriprise Financial Institutions Group (AFIG)

With more than 30 years2 serving the investment program needs of banks and credit unions, Ameriprise Financial Institutions Group brings a depth of understanding, experience, and knowledge to the financial institutions space – helping deliver value for clients/members while driving revenue for the financial institutions. To find out why financial institutions are partnering with Ameriprise Financial, visit ameriprise.com/afig.

Ameriprise Financial Services has a partnership with this financial institution to provide financial planning services and solutions to clients. The financial institution is not an investment client of Ameriprise but has a revenue sharing relationship with us that creates a conflict of interest.

1 Company founded June 29, 1894

2 Investment Professionals, Inc (IPI) was founded in 1992 and specialized in the on-site delivery of investment programs for financial institutions. Ameriprise Financial, Inc. acquired IPI in 2017, bringing together the years of experience of the two organizations.

Investment products are not insured by the FDIC, NCUA or any federal agency, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Ameriprise Financial Services partners with financial institutions to provide investment advisory, brokerage and insurance services to their clients. This is a contractual relationship, which earns the financial institution compensation from Ameriprise for successful referrals. In most cases, the financial institution also receives a majority of the commissions and fees generated by Ameriprise financial advisors for the services noted above. This applies as long as the referred client maintains a relationship with Ameriprise. Non-licensed employees of the financial institutions may receive incentives from their employer for referring clients to Ameriprise. These incentives create a conflict of interest.

Ameriprise Financial cannot guarantee future financial results.

Ameriprise Financial and AmeriServ Bank are not affiliated.

Investment advisory products and services are made available through Ameriprise Financial Services, LLC, a registered investment adviser.

Securities offered by Ameriprise Financial Services, LLC. Member FINRA and SIPC.

© 2026 Ameriprise Financial, Inc. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform, including risks and unanticipated costs related to a core system migration; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers’ expectations for convenience and security; and the inability to successfully implement or expand new lines of business or new products and services. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.